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                                                                      EXHIBIT 99

                          BENSON FINANCIAL CORPORATION

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned hereby appoints           ,           , and           as
proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Benson Financial Corporation
("Benson") to be held at                     , on           , 1996, or at any
adjournment thereof, as follows, hereby revoking any proxy previously given:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization dated December 21, 1995 (as amended, the "Merger Agreement") between Benson and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will merge with Benson and Benson will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Merger Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of Benson as may be necessary or appropriate to carry out the intent and purposes of the Merger.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                      OVER
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    2. In his discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting.

    Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                                             Dated:                      , 1996.

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                                             (Please sign exactly as name
                                             appears at left.)

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                                             (If stock is owned by more than one
                                             person, all owners should sign.
                                             Persons signing as executors,
                                             administrators, trustees, or in
                                             similar capacities should so
                                             indicate.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.